Exhibit 21.1

QUANTA SERVICES, INC. - SUBSIDIARIES LIST

The following is a list of the significant subsidiaries of Quanta Services, Inc. showing the place of incorporation or organization and the names under which each subsidiary does business. The names of certain subsidiaries are omitted as such subsidiaries, considered as a single subsidiary, would not constitute a significant subsidiary.

Subsidiary	Jurisdiction of Formation
1 Diamond, LLC Cutting Technology – 1 Diamond, LLC	Delaware
1Diamond AS	Norway
618232 Alberta Ltd.	Alberta
8246408 Canada Inc. G-TEK	Canada
Advanced Electric Systems, LLC	Delaware
Aedon Consulting Inc.	British Columbia
Alberta Powerline General Partner Ltd.	British Columbia
Alberta Powerline LP (Joint Venture)	British Columbia
All Power Products Inc.	Alberta
Allteck Line Contractors, Inc.	British Columbia
Arcanum Chemicals, LLC	Delaware
Arnett & Burgess Oil Field Construction Limited	Alberta
Arnett & Burgess Pipeliners (Rockies) LLC	Delaware
Arnett & Burgess Pipeliners Ltd.	Alberta
B&N Clearing and Environmental, LLC	Delaware
Banister Pipelines Constructors Corp. Quanta Services E(4) Canada Ltd.	British Columbia
Brent Woodward, Inc.	Oregon
Brink Constructors, Inc. Brink Constructors, Inc. A Corporation Of South Dakota Brink Constructors, Inc. Brink Constructors, Inc. A Corporation of Sd	South Dakota
Canadian Utility Construction Corp.	Canada
CAN-FER Utility Services, LLC Quanta Utility Services, LLC	Delaware
Coe Drilling Pty Ltd.	Victoria, Australia
Conam Construction Co.	Texas
Consolidated Power Projects Australia Pty Ltd	Adelaide, Australia
Conti Communications, Inc.	Delaware
Crux Subsurface Canada Ltd.	British Columbia
Crux Subsurface, Inc.	Delaware
Dacon Corporation Dacon Corporation Dashiell (DE) Corporation Dashiell (DE), LLC Dashiell, Limited Liability Company	Delaware
Dashiell Corporation	Delaware

Subsidiary	Jurisdiction of Formation
Digco Utility Construction, L.P. Digco Utility Construction Limited Partnership	Delaware
DNR Pressure Welding Ltd.	Alberta
Domino Highvoltage Supply Inc.	British Columbia
Domino Highvoltage Supply, LLC	Delaware
EHV Power ULC EHV Power ULC Corp.	British Columbia
Enscope Pty Ltd	Perth, Western Australia
FIC GP, LLC	Delaware
First Infrastructure Capital Advisors, LLC	Delaware
First Infrastructure Capital GP, L.P.	Delaware
First Infrastructure Capital L.P.	Cayman Islands
Five Points Construction Co.	Texas
FRP Transmission Innovations Inc.	British Columbia
Fueling Systems Contractors, LLC	Delaware
H. C. Price Canada Company	Nova Scotia
H.L. Chapman Pipeline Construction, Inc. Chapman Pipeline Construction, Inc. H.L. DB Utilities	Delaware
Hargrave Power, Inc. De Southeast Pipeline Construction, Inc. Hargrave Power, Inc.	Delaware
Heritage Midstream, LLC	Delaware
High Line Power Inc.	Ontario
InfraSource Construction, LLC IUC ILLINOIS, LLC IUC Nebraska, LLC IUC Washington, LLC IUC Wisconsin, LLC IUS UNDERGROUND, LLC InfraSource Construction, LLC QS Mats TRANS TECH ELECTRIC	Delaware
InfraSource Field Services, LLC	Delaware
InfraSource Installation, LLC	Delaware
InfraSource Services, LLC	Delaware
InfraSource, LLC IUS Underground, LLC	Delaware
Intermountain Electric, Inc. Colorado IM Electric Grand Electric IM Electric, Inc. IME - Intermountain Electric, Inc. IME Electric	Colorado
IonEarth, LLC	Michigan
Irby Construction Company Irby Construction Company, Inc.	Mississippi

Subsidiary	Jurisdiction of Formation
Island Mechanical Corporation	Hawaii
J.C.R. Construction Co., Inc.	New Hampshire
J.W. Didado Electric, LLC	Delaware
JET Tank Service, LLC Quanta Tank Services	Oklahoma
Lazy Q Ranch, LLC (DE) Lazy Q Ranch, LLC	Delaware
Lazy Q Training Center, LLC Lazy Q Lineman School	Delaware
Lex Engineering Ltd.	British Columbia
Lindsey Electric, L.P.	Texas
M. G. Dyess, Inc.	Mississippi

M. J. Electric, LLC

Great Lakes Line Builders

Iron Mountain

Iron Mountain M.J. Electric, LLC

M. J. ELECTRIC, LLC IRON MOUNTAIN

M. J. Electric, LLC - Iron Mountain

M.J. Electric Iron Mountain

M.J. Electric, LLC Iron Mountain

Delaware
Manuel Bros., Inc. Renaissance Construction	Delaware
Mears Canada Corp.	Nova Scotia
Mears Group Pty Ltd	Victoria, Australia
Mears Group, Inc. De Mears Group De Mears Group, Inc.	Delaware
Mears Integrity Pty Ltd	Victoria, Australia
Mears Pipeline Pty Ltd.	Victoria, Australia
Mearsmex S. de R.L. de C.V.	Mexico
Mejia Personnel Services, Inc.	Texas
Mercer Software Solutions, LLC Mercer Technical Services Mercer Technical Solutions LLC	Texas
Microline Technology Corporation	Michigan
N.J. Construction Pty Ltd	Australia
Nacap Australia Pty Ltd.	Victoria, Australia
Nacap PNG Limited	Papua New Guinea
North Houston Pole Line, L.P. North Houston Pole Line Corp. QUANTA FOUNDATION SERVICES Quanta Foundation Services, Limited Partnership	Texas
North Sky Engineering, Inc.	Delaware
Northern Powerline Constructors, Inc.	Alaska
Northstar Sharp’s Foundation Specialists Ltd. (f/k/a Northstar Energy Services)	Alberta

Subsidiary	Jurisdiction of Formation
NorthStar Energy Services, Inc. BBI Bradford Brothers, Incorporated Bradford Brothers, Inc. NC Northstar Energy Services, Inc. QUANTA UNDERGROUND Quanta Underground Services, Inc.	North Carolina
Nova Constructors LLC	Japan
Nova Constructors LTD	United Kingdom
Nova Equipment Leasing, LLC	Washington
Nova Group, Inc. NGI Construction NGI Construction, Inc.	California
Nova Group, Inc. – Underground Construction Co., Inc.	California
Nova Group, Inc. / Obayashi Corporation, LLC	California
Nova NextGen Solutions, LLC	Delaware
NPC Energy Services LLC	Alaska
O. J. Pipelines Canada Corporation	New Brunswick
O. J. Pipelines Canada Limited Partnership O. J. Industrial Maintenance RMS Welding Systems	Alberta
One Call Locators Canada Ltd.	Canada

PAR Electrical Contractors, Inc.

Computapole

Didado Utility Company, Inc.

J.W. Didado Electric

J.W. Didado Electric, Inc.

Longfellow Drilling

Longfellow Drilling, Inc.

PAR Infrared Consultants

Riggin & Diggin Line Construction

Seaward

Seaward Corporation

Union Power Construction Company

Missouri
Par Internacional, S. de R.L. de C.V.	Mexico
Performance Energy Services, L.L.C.	Louisiana
Phasor Engineering Inc.	Alberta
Phoenix North Constructors Inc.	British Columbia
Phoenix Power Group, Inc.	Delaware
Potelco, Inc. Nor Am Telecommunications Potelco Incorporated	Washington
Price Gregory International, Inc.	Delaware
Price Gregory Services, LLC	Delaware
Probst Electric, Inc. Probst Construction, Inc.	Utah
QC Investor Blackbird, LLC	Delaware
QCS ECA 0927 Development Ltd.	British Columbia

Subsidiary	Jurisdiction of Formation
QPS Engineering LTD.	Alberta
QPS Engineering, LLC	Delaware
QSI Finance (Australia) Pty Ltd.	Victoria, Australia
QSI Finance (Cayman) Pvt. Ltd.	Cayman Islands
QSI Finance Canada ULC	British Columbia
QSI Finance GP (US) LLC	Delaware
QSI Finance I (US), LP	Delaware
QSI Finance II (Australia) Pty Ltd.	Victoria, Australia
QSI Finance II (Lux) S.à r.l	Luxembourg
QSI Finance III (Canada) ULC	British Columbia
QSI Finance IV (Canada) ULC	British Columbia
QSI Finance IX (Canada) Limited Partnership	British Columbia
QSI Finance V (US), LP	Delaware
QSI Finance VI (Canada) ULC	British Columbia
QSI Finance VII (Canada) Limited Partnership	British Columbia
QSI Finance VIII (Canada) ULC	British Columbia
QSI Finance X (Canada) ULC	British Columbia
QSI, Inc.	Delaware
QTSL, LLC	Delaware
Quanta APL GP Ltd.	British Columbia
Quanta APL LP I Ltd.	British Columbia
Quanta APL LP II Ltd.	British Columbia
Quanta Asset Management LLC	Delaware
Quanta Associates, L.P.	Texas
Quanta Canada GP ULC	British Columbia
Quanta Canada Holdings LP	Alberta
Quanta Capital GP, LLC	Delaware
Quanta Capital LP, L.P.	Delaware
Quanta Capital Solutions, Inc.	Delaware
Quanta Capital South Africa Pty Ltd. OPICONSVIA Investments 312 Proprietary Limited	South Africa
Quanta Electric Power Services, LLC	Delaware
Quanta Energy Services, LLC	Delaware
Quanta Equipment Company, LLC	Delaware
Quanta Field Services, LLC	Delaware
Quanta Government Services, Inc.	Delaware
Quanta Government Solutions, Inc.	Delaware
Quanta Infrastructure Services, LLC	Delaware
Quanta Infrastructure Services, S. de R.L. de C.V.	Mexico
Quanta Inline Devices, LLC	Texas
Quanta International Holdings, Ltd.	British Virgin Islands
Quanta International Limited	British Virgin Islands
Quanta Marine Services, LLC	Delaware
Quanta Middle East, LLC	Qatar
Quanta Pipeline Services, Inc.	Delaware
Quanta Power Generation, Inc. Quanta Power Generation, Inc. A Utility Construction Co.	Delaware

Subsidiary	Jurisdiction of Formation
Quanta Power Solutions India Private Limited	New Delhi, India
Quanta Power, Inc.	Delaware
Quanta Renewable Construction Pty Ltd. OPICONSVIA Investments 312 Proprietary Limited	South Africa
Quanta Services (India) Ltd.	British Virgin Islands
Quanta Services Africa (PTY) Ltd. Ambrizo Investments 469 (PTY) LTD	South Africa
Quanta Services Australia Pty Ltd.	Victoria, Australia
Quanta Services CC Canada Ltd.	British Columbia
Quanta Services Chile SpA	Chile
Quanta Services Colombia S.A.S.	Colombia
Quanta Services Costa Rica, Ltda.	Costa Rica
Quanta Services Guatemala, Ltda.	Guatemala
Quanta Services Management Partnership, L.P. Quanta Services Management Partnership LP	Texas
Quanta Services Netherlands B.V. Quanta Technology Europe	Netherlands
Quanta Services of Canada Ltd.	British Columbia
Quanta Services Panama, S. de R.L.	Panama
Quanta Services Peru S.A.C.	Peru
Quanta Subsurface Canada, Ltd.	British Columbia
Quanta Subsurface, LLC	Delaware
Quanta Technology Canada ULC	British Columbia
Quanta Technology, LLC Delaware Quanta Technology, LLC Ecuador Branch	Delaware
Quanta Technology UK Ltd.	United Kingdom
Quanta Tecnologia do Brasil Ltda.	Brazil
Quanta Telecom Canada Ltd.	British Columbia
Quanta Telecommunication Services, LLC	Delaware
Quanta Towergen Private Limited	Karnataka, India
Quanta Utility Installation Company, Inc.	Delaware
Quanta-Potelco Electrical Utilities, LLC	Delaware
Quantecua Cia. Ltda.	Ecuador
Raven Holding Company, LLC	Delaware
Realtime Engineers, Inc.	Delaware
Realtime Utility Engineers, Inc. Infrasource Engineering Company Infrasource Engineering Company, PC	Wisconsin
Redes Andinas De Comunicaciones. S.R.L.(50%)	Peru
RMS Holdings, LLC RMS Welding Systems Rms Welding Systems LLC Rms Welding Systems, LLC Rms Welding, LLC	Delaware
Road Bore Corporation	Hawaii

Subsidiary	Jurisdiction of Formation
Service Electric Company Dillard Smith Construction Company (Delaware) Service Electric Company Of Delaware Service Electric Company, Inc.	Delaware
Servicios de Infraestructura del Peru S.A.C.	Peru
Servicios Par Electric, S. de R.L. de C.V.	Mexico
Southwest Trenching Company, Inc.	Texas
Subterra Damage Prevention Specialists Ltd.	Canada
Summit Line Construction, Inc.	Utah
Sumter Utilities, Inc.	Delaware
T. G. Mercer Consulting Services, Inc.	Texas
TC Infrastructure Services Ltd.	British Columbia

The Ryan Company, Inc.

Eastern Communications

Ryan Company, Inc. of Massachusetts

The Massachusetts Ryan Company, Inc.

The Ryan Company Inc of Massachusetts

The Ryan Company Inc. of Massachusetts

The Ryan Company Incorporated of Massachusetts

The Ryan Company Of Massachusetts, Inc.

The Ryan Company of Massachusetts

The Ryan Company of Massachusetts, Inc.

The Ryan Company, Inc. (Massachusetts)

Massachusetts
Tom Allen Construction Company Allen Construction Company, Tom TA Construction Tom Allen Construction Company of Delaware	Delaware
Ultimate Powerline Contracting Ltd.	Saskatchewan

Underground Construction Co., Inc.

Delaware Underground Construction Co.

Maryland Underground Construction Co., Inc.

UCC - Undergroud Construction Co.

UCC Underground Construction Co., Inc.

Ucc - Underground Construction Co.

Underground Construction Co., Inc. (Delaware)

Underground Construction Inc.

Delaware
Underground Electric Construction Company, LLC	Delaware
Utilimap Corporation Computapole	Missouri
Utility Line Management Services, Inc.	Delaware
Valard Construction (Manitoba) Ltd.	Manitoba
Valard Construction (Ontario) Ltd.	Ontario
Valard Construction (Quebec) Inc.	Quebec
Valard Construction 2008 Ltd.	Alberta
Valard Construction LP	Alberta
Valard Construction Ltd.	British Columbia
Valard Equipment (AB) Ltd.	British Columbia

Subsidiary	Jurisdiction of Formation
Valard Geomatics (Ontario) Ltd.	Ontario
Valard Geomatics Ltd.	Alberta
Valard Land Surveying Ltd.	British Columbia
Valard Mechanical Ltd.	British Columbia
Valard Norway AS	Norway
Valard Sweden AB	Sweden
Valard Zagreb d. o. o.	Croatia
Winco, Inc. Winco Helicopters Winco Powerline Services Winco Powerline Services, Inc. Winco, Inc. an Oregon Based Corporation	Oregon